UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2014 (April 24, 2014)

CARDTRONICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33864	76-0681190
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: 832-308-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2014, Cardtronics, Inc. (the “Company”) entered into an amended and restated credit agreement (the “Credit Agreement”) by and among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as Alternative Currency Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent, and the lenders party thereto. The Credit Agreement amends and restates the Company’s existing credit agreement, and borrowings under the Credit Agreement will be used for general corporate purposes.

The Credit Agreement is a $375 million, five year revolving loan credit facility, which includes an accordion feature that will allow the Company to increase the available borrowings under the credit facility to $500 million, subject to the approval of one or more existing lenders or one or more lenders that become party to the Credit Agreement. In addition, the credit facility includes a sub-limit of up to $30 million for letters of credit, a sub-limit of up to $25 million for swingline loans and sub-limit of up to the equivalent amount of $125 million for loans in currencies other than U.S. Dollars.

Under the terms of the Credit Agreement, loans (not including swingline loans and alternative currency loans) under the credit facility bear interest at the Company’s option at either:

•	the Alternative Base Rate (as defined in the Credit Agreement) plus a margin that depends on the Company’s most recent Total Net Leverage Ratio (as defined in the Credit Agreement); or

•	the Adjusted LIBO Rate (as defined in the Credit Agreement) plus a margin based on the Company’s most recent Total Net Leverage Ratio.

Swingline loans bear interest at the Alternate Base Rate as described above. The alternative currency loans bear interest at the Adjusted LIBO Rate as described above.

The Credit Agreement also provides for certain representations, warranties and affirmative covenants and negative covenants customary for transactions of this type, including maintenance of (i) a Senior Secured Net Leverage Ratio (as defined in the Credit Agreement) of not more than 2.25 to 1.00, (ii) a Total Net Leverage Ratio of not more than 4.0 to 1.0 and (iii) a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not more than 1.50 to 1.0.

The Credit Agreement further provides that all obligations thereunder will, subject to certain terms and exceptions, be jointly and severally guaranteed by the Company’s domestic subsidiaries. All obligations under the Credit Agreement will be secured by liens on the assets of the Company and the subsidiary guarantors and by pledges of all of the capital stock of the subsidiary guarantors subject to certain terms and exceptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDTRONICS, INC.

Dated: April 25, 2014
	By:	/s/ J. Chris Brewster
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

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